  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997
                                                   REGISTRATION NO.  333-_______
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                          ------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------
                      SAVANNAH FOODS & INDUSTRIES, INC.
           (Exact Name of Registrant as specified in its Charter)

                          ------------------------

             DELAWARE                                58-1089367
     (State of Incorporation)           (I.R.S. Employer Identification No.)

           2 EAST BRYAN STREET                          31402
            SAVANNAH, GEORGIA                         (Zip Code)
(Address of Principal Executive Offices)

                      SAVANNAH FOODS & INDUSTRIES, INC.
                         1996 EQUITY INCENTIVE PLAN
                          (Full Title of the Plan)

                            MR. GREGORY H. SMITH
        SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                      SAVANNAH FOODS & INDUSTRIES, INC.
                             2 EAST BRYAN STREET
                           SAVANNAH, GEORGIA 31402
                   (Name and Address of Agent for Service)
                               (912) 234-1261
        (Telephone Number, including Area Code, of Agent for Service)

                          ------------------------
                                with copies to:
                            WARD S. BONDURANT, ESQ.
                      HUNTER, MACLEAN, EXLEY & DUNN, P.C.
                            THE PEACHTREE, SUITE 640
                          1355 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30309
                               (404) 876-3611

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================
  Title of securities     Amount to be        Proposed maximum         Proposed Maximum          Amount of
    to be registered       registered        offering price per       aggregate offering      registration fee
                                                  share(1)                 price(1)
--------------------------------------------------------------------------------------------------------------
    Common Stock,         1,250,000 shares(2)    $14.8125                 $18,515,625              $5,610.80
   $0.25 par value
--------------------------------------------------------------------------------------------------------------
                                                                          Total Registration Fee:  $5,610.80
==============================================================================================================


(1) The price is estimated in accordance with Rule 457(h)(1) and 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales price of the shares of Common Stock of the Registrant quoted on the New York Stock Exchange on March 11, 1997.

(2) This represents the maximum number of shares of the Registrant's Common Stock, $0.25 par value per share, reserved for issuance under the 1996 Equity Incentive Plan.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


The document(s) containing the employee benefit plan information required by
Item 1 of Form S-8 and the statement of availability of Registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.





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

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                 (a) The Registrant's Annual Report on Form 10-K for the year ended September 29, 1996;

                 (b)      All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act since September 29, 1996;

                 (c) The description of the Registrant's common stock to be offered hereby which is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 25, 1992, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (b)(7) of Section 102 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation in its original certificate of incorporation or an amendment hereto validly approved by stockholders to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision cannot eliminate or limit the liability of a director for (i) breach of his duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) payment of a stock dividend or approval of a stock repurchase which was illegal under Section 174 of the GCL or (iv) any transaction from which he derived an improper personal benefit.





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



         Reference is made to Section 145 of the GCL relating to the indemnification of directors and officers of a Delaware corporation.

         Article Ninth of the Company's Amended Certificate of Incorporation provides for limitation of liability of directors, and indemnification of directors, officers and others as follows:

                 NINTH: No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a Director, except for any matter in respect of which such Director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Ninth shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article Ninth would accrue or arise, prior to such amendment.

         Article VI of the Company's By-Laws provides that the Corporation shall, to the fullest extent permitted by Section 145 of the GCL, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by said Section.

         Section 5.3 of the 1996 Equity Incentive Plan (the "Plan") provides that neither the Board of Directors of the Registrant nor the committee of the Board of Directors established to administer the Plan, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. Under Section
5.3 of the Plan, the members of the Board of Directors or of the aforementioned committee of the Board of Directors of the Registrant shall be entitled to indemnification and reimbursement by the Registrant in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Certificate of Incorporation of the Registrant, as amended (previously filed as Exhibit 3.1 to the Registrant's Form 10-K for the year ended January 3, 1993)

         4.2 By-Laws of the Registrant, as amended (previously filed as Exhibit 3.3 to the Registrant's Form 10-K for the year ended October 1, 1995)

       4.3 Savannah Foods & Industries, Inc., 1996 Equity Incentive Plan (and form of Award Agreement).

       5.1       Opinion of Hunter, Maclean, Exley & Dunn, P.C.

       23.1 Consent of Hunter, Maclean, Exley & Dunn, P.C. is contained in its legal opinion filed as Exhibit 5.1.

       23.2      Consent of Price Waterhouse LLP.

ITEM 9.   UNDERTAKINGS

     (a)         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on February 20, 1997.

                                        SAVANNAH FOODS & INDUSTRIES, INC.


                                        By:    /S/WILLIAM W. SPRAGUE, III
                                           ---------------------------------
                                               William W. Sprague, III
                                               President and Chief Executive
                                               Officer





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

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of February, 1997.




                Signature                                                  Title
                ---------                                                  -----

  /S/  R. EUGENE CARTLEDGE                                 Director, Chairman of the Board
 --------------------------------------
 R. Eugene Cartledge


  /S/  WILLIAM W. SPRAGUE, III                             Director, President and Chief Executive Officer
 --------------------------------------
 William W. Sprague, III


  /S/  GREGORY H. SMITH                                    Senior Vice President, Chief Financial Officer and
 --------------------------------------                    Treasurer
 Gregory H. Smith


  /S/  F. SPRAGUE EXLEY                                    Director, Senior Vice President Human Resources and
 --------------------------------------                    Administration and Assistant Secretary
 F. Sprague Exley



  /S/  JAMES M. KELLEY                                     Senior Vice President; President of Dixie Crystals
 --------------------------------------                    Brands, Inc.
 James M. Kelley


  /S/  DAVID H. ROCHE                                      Senior Vice President; President of Michigan Sugar
 --------------------------------------                    Company and Savannah Foods Industrial, Inc.
 David H. Roche


  /S/  BENJAMIN A. OXNARD, JR.                             Senior Vice President, Raw Sugar
 --------------------------------------
 Benjamin A. Oxnard, Jr.


  /S/  DALE C. CRITZ                                       Director
 --------------------------------------
 Dale C. Critz

  /S/  ARTHUR M. GIGNILLIAT, JR.                           Director
 --------------------------------------
 Arthur M. Gignilliat, Jr.


  /S/  ROBERT S. JEPSON, JR.                               Director
 --------------------------------------
 Robert S. Jepson, Jr.

                 Signature                                                   Title
                 ---------                                                   -----
                                                           Director
  /S/  ARNOLD TENENBAUM
 -----------------------------------------
 Arnold Tenenbaum


  /S/  W. WALDO BRADLEY                                    Director
 -----------------------------------------
 W. Waldo Bradley


  /S/ JOHN D. CARSWELL                                     Director
 -----------------------------------------
 John D. Carswell


  /S/  HUGH M. TARBUTTON                                   Director
 -----------------------------------------
 Hugh M. Tarbutton


  /S/  LEE B. DURHAM, JR.                                  Director
 -----------------------------------------
 Lee B. Durham, Jr.


  /S/  ROBERT L. HARRISON                                  Director
 -----------------------------------------
 Robert L. Harrison


  /S/  JAMES M. REED                                       Director
 -----------------------------------------
 James M. Reed

                                EXHIBIT INDEX


       4 .1 Certificate of Incorporation of the Registrant, as amended (previously filed as Exhibit 3.1 to the Registrant's Form 10-K for the year ended January 3, 1993)

       4 .2 By-Laws of the Registrant, as amended (previously filed as Exhibit 3.3 to the Registrant's Form 10-K for the year ended October 1, 1995)

       4 .3 Savannah Foods & Industries, Inc., 1996 Equity Incentive Plan (and form of Award Agreement).

       5 .1      Opinion of Hunter, Maclean, Exley & Dunn, P.C.

       23.1 Consent of Hunter, Maclean, Exley & Dunn, P.C. is contained in its legal opinion filed as Exhibit 5.1.

       23.2      Consent of Price Waterhouse LLP.





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